UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2024

Applied Optoelectronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13139 Jess Pirtle Blvd.
Sugar Land, Texas 77478

(Address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Trading Name of each exchange on which registered
Common Stock, Par value $0.001	AAOI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 7, 2024, Prime World International Holdings Ltd. (“Prime World”), a wholly owned subsidiary of Applied Optoelectronics, Inc., entered into a Land and Building Lease Agreement (the “Lease Agreement”) with San Ho Enterprise Co., Ltd. (the “Lessor”), under which Prime World will lease approximately 3,537 square meters of two adjoining parcels of land, designated as Land No. 0068 and No. 0069, located in the Gong 2nd Section of Linkou District, New Taipei City. The lease also includes a building on these parcels, totaling approximately 3,406 square meters, situated at Building No. 12, Gong 8th Road, Linkou District, New Taipei City (collectively, the “Leased Property”).

The lease term is for fifteen (15) years, commencing on December 1, 2024, and ending on November 30, 2039. A two-month renovation period from October 1 to November 30, 2024, will precede the lease term, during which no rent will be charged by the Lessor. During the lease term, the monthly rent will increase by three percent (3%) every three years. The monthly rent schedule, starting from December 1, 2024, through November 30, 2039, is as follows:

Period	Monthly Rent
December 1, 2024 –November 30, 2027	NTD 1,300,000
December 1, 2027 –November 30, 2030	NTD 1,339,000
December 1, 2030 –November 30, 2033	NTD 1,379,170
December 1, 2033 –November 30, 2036	NTD 1,420,545
December 1, 2036 –November 30, 2039	NTD 1,463,161

Under the terms of the Lease Agreement, Prime World has the right, at its own expense, to modify the building within the Leased Property as necessary to accommodate its production needs. Except as otherwise agreed by both parties in the Lease Agreement, neither party may terminate the lease early during the lease term.

Prime World holds additional rights under the Lease Agreement, including but not limited to: (i) the right of first refusal to purchase the Leased Property if the Lessor chooses to sell; (ii) the right to ensure that the Lease Agreement remains valid and binding on any purchaser in the event of a sale to a third party; and (iii) the right of first refusal to renew the lease under the same terms offered to other prospective tenants.

The foregoing description of the Lease Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Lease Agreement and is qualified in its entirety by reference to the full text of the Lease Agreement, English translations of which are attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Lease Agreement is incorporated by reference into Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Translation of the Land and Building Lease Agreement, dated October 7, 2024, between Prime World International Holdings Ltd., Taiwan Branch and San Ho Enterprise Co., Ltd.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2024	APPLIED OPTOELECTRONICS, INC.

	By:	/s/ David C. Kuo
	Name	David C. Kuo
	Title:	Chief Legal Officer

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